UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported):             December 15, 2006

Thomas Group, Inc.
(Exact name of registrant as specified in its charter)

Delaware	0-22010	72-0843540
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

5221 N. O’Connor Blvd., Suite 500
Irving, Texas	75039
(Address of principal executive offices)	(Zip Code)

Registrant’s Telephone Number, including area code:  (972) 869-3400

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01               Entry into a Material Definitive Agreement

On December 15, 2006,  Thomas Group, Inc. (the “Company”) entered into a Credit Agreement (the “Credit Agreement”) with JPMorgan Chase Bank, N.A. (the “Bank”).  This Credit Agreement forms the basis of a $5.5 million revolving line of credit maturing March 31, 2009 (the “Credit Facility”).

Interest on the outstanding amount under the Credit Facility is payable either quarterly or at the end of the applicable LIBOR interest period elected by the Company, at a rate equal to, at the Company’s option, either (i) the Bank’s prime rate then currently in effect minus 1.5% or (ii) the LIBOR rate plus 1.25%.  The Company’s obligations under the Credit Facility are secured by a security interest in the Company’s Accounts (as defined in Article 9 of the Texas Business and Commerce Code) and related collateral as well as a security interest in the Company’s equity ownership of all subsidiaries.

The Credit Agreement limits the Company’s ability to, among other things, make certain distributions and dividends, incur liens, dispose of its assets and consummate any merger, certain acquisitions and other business combination transactions.  The Company is also required to meet certain financial covenants under the Credit Agreement, including maintaining a minimum Tangible Net Worth (as defined in the Credit Agreement).

The Company must repay all borrowings under the Credit Facility at the maturity date, unless payment is accelerated upon the occurrence of an event of default, which includes, among other things, a failure to comply with the above listed covenants or other covenants in the Credit Agreement, if there are found to be inaccuracies in the Company’s representations and warranties to the Bank, or upon the occurrence of certain insolvency and receivership events affecting the Company.

The foregoing is merely a summary of the terms and conditions of the Credit Agreement and does not purport to be a complete discussion of the Credit Agreement.  Accordingly, the foregoing is qualified in its entirety by reference to the full text of the Credit Agreement attached as Exhibit 10.1 to this Current Report and incorporated by reference herein.

Item 2.03                                             Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The disclosure set forth above under Item 1.01 is hereby incorporated by reference into this Item 2.03.

Item 9.01               Financial Statements and Exhibits

(d) Exhibits

Exhibit Number	Description
10.1	Credit Agreement dated December 15, 2006, between Thomas Group, Inc. and JPMorgan Chase Bank, N.A.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Thomas Group, Inc.
(Registrant)

Date:	December 21, 2006	By:	/s/ James T. Taylor
James T. Taylor,
President & Chief Executive Officer

EXHIBIT INDEX

Exhibit Number	Description
10.1	Credit Agreement dated December 15, 2006, between Thomas Group, Inc. and JPMorgan Chase Bank, N.A.